Exhibit (a)(5)
OFFER TO PURCHASE FOR CASH
by
GREENVILLE FEDERAL FINANCIAL CORPORATION
of
Up to 200,000 Shares of its Common Stock
At a Per Share Purchase Price Not Less Than $6.50 nor
Greater Than $7.50

     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. EASTERN STANDARD TIME/4:00 P.M. CENTRAL STANDARD TIME, ON MONDAY, NOVEMBER 16, 2009, UNLESS THE OFFER IS EXTENDED.
To Our Clients:
     Enclosed for your consideration are the Offer to Purchase, dated October 15, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Greenville Federal Financial Corporation, a federally chartered savings and loan holding company (the “Company”), to purchase up to 200,000 shares of its common stock, $.01 par value per share (“Common Shares”), at a price not less than $6.50 nor greater than $7.50 per share, net to the seller in cash, without interest. The Offer is subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Unless the context requires otherwise, all references herein to “shares” refer to Common Shares.
     On the terms and subject to the conditions of the Offer, the Company will select the lowest Purchase Price (as defined in the Offer to Purchase) that will allow it to purchase 200,000 shares, or, if a lesser number of shares are validly tendered, all shares that are validly tendered and not validly withdrawn. All shares acquired in the Offer will be acquired at the same Purchase Price regardless of whether a stockholder tenders any shares at a lower price.
     Only shares validly tendered at prices at or below the Purchase Price, and not validly withdrawn, will be purchased. However, because of the “odd lot” priority, proration and conditional tender offer provisions described in the Offer to Purchase, all of the shares tendered may not be purchased if more than the number of shares sought by the Company are validly tendered. Shares not purchased in the Offer will be returned at the expense of the Company promptly following the expiration of the Offer.
     Subject to certain limitations and legal requirements, the Company reserves the right, in its sole discretion, to purchase more than 200,000 shares pursuant to the Offer.
     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender the shares we hold for your account.
     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

     Please note the following:
     1. You may tender your shares at prices not less than $6.50 nor greater than $7.50 per share, as indicated in the attached Instruction Form, net to you in cash, without interest.
     2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.
     3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m. Eastern Standard Time/4:00 p.m. Central Standard Time, on Monday, November 16, 2009, unless the Company extends the Offer.
     4. The Offer is for up to 200,000 shares, constituting approximately 8.7% of the total number of outstanding Common Shares as of October 15, 2009.
     5. Tendering stockholders who are registered stockholders or who tender their shares directly to Illinois Stock Transfer Company, the Depositary for the Offer, will not be obligated to pay any brokerage commissions or fees to the Company or the Dealer Manager/Information Agent, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares under the Offer.
     6. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We are the owner of record of shares held in your account. As such, we must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.
     7. If you are a stockholder who owns beneficially or of record a total of fewer than 100 shares (an “Odd Lot Holder”) and you instruct us to tender on your behalf all such shares at or below the Purchase Price before the expiration of the Offer and complete the section captioned “Odd Lot” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares validly tendered at or below the Purchase Price and not validly withdrawn.
     8. If you wish to condition your tender upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of shares from all tenders that are so conditioned will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.
     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares, we will tender all of your shares unless you specify otherwise on the attached Instruction Form.
     Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern Standard Time/4:00 p.m., Central Standard Time, on Monday, November 16, 2009 unless the Offer is extended.
     The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Common Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Instruction Form
With Respect to
Offer to Purchase for Cash
by
Greenville Federal Financial Corporation
of
Up to 200,000 Shares of its Common Stock
At a Per Share Purchase Price Not Less Than $6.50 nor
Greater Than $7.50
     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 15, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Greenville Federal Financial Corporation, a federally chartered savings and loan holding company (the “Company”), to purchase up to 200,000 shares of its common stock, $.01 par value per share (“Common Shares”), at a price not less than $6.50 nor greater than $7.50 per share, net to the seller in cash, without interest. The Offer is subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Unless the context requires otherwise, all references herein to “shares” refer to Common Shares.
     The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the Offer.

          Number of shares to be tendered:                      shares.

          THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):
(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)
     By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined in the Tender Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price (as defined in the Offer to Purchase) for the shares is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/ OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED
☐    $6.50
☐    $6.75
☐    $7.00
☐    $7.25
☐    $7.50
OR
(2) SHARES TENDERED AT PRICE DETERMINED IN THE TENDER OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)
     By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Price (in Dollars) Per Share at which Shares are Being Tendered,” the undersigned hereby tenders shares at the Purchase Price, as the same shall be determined in accordance with the terms of the Offer.
☐	The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the Purchase Price determined in accordance with the terms of the Offer. This action could result in receiving a price per share as low as $6.50.
CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

ODD LOT
(See Box 6 of the Letter of Transmittal)
     To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned (check one box):
☐	Is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	Is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such person’s shares.
     In addition, the undersigned is tendering shares (check one box):
☐	at the price per share indicated above in the section captioned “Price (in Dollars) Per Share at which Shares are Being Tendered”; or

☐	at the Purchase Price, as the same will be determined in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above).
CONDITIONAL TENDER
(See Box 6 of the Letter of Transmittal)
     A tendering stockholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares the undersigned indicates below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased and each stockholder is urged to consult his or her own tax advisor with respect to his or her particular situation. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐ The minimum number of shares that must be purchased from the undersigned, if any are purchased, is:                      shares.
     If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:
☐ The tendered shares represent all the Common Shares held by the undersigned.

     The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
     The Company’s Board of Directors has approved the Offer. However, neither the Company nor any member of its Board of Directors, nor the Dealer Manager/Information Agent nor the Depositary makes any recommendation to stockholders as to whether they should tender or refrain from tendering their shares or as to the purchase price or purchase prices at which they may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the purchase price or purchase prices at which their shares should be tendered. In doing so, stockholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s reasons for making the Offer. See Section 2 of the Offer to Purchase. Stockholders should discuss whether to tender their shares with their broker or other financial or tax advisor. The Company’s directors and executive officers have advised the Company that they do not intend to tender any shares owned by them in the Offer. See Section 11 of the Offer to Purchase.

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Date: